Exhibit 99.1

RepliGen	Repligen Corporation
41 Seyon Street
Building #1, Suite 100
FOR IMMEDIATE RELEASE	Waltham, Massachusetts 02453
Telephone: 781-250-0111
Telefax: 781-250-0115

CONTACT:
Walter C. Herlihy, Ph.D.	Laura Whitehouse
President and Chief Executive Officer	Vice President, Market Development
(781) 250-0111, ext. 2000	(781) 250-0111, ext. 2306

Repligen and GE Healthcare Expand Protein A Supply Agreement

WALTHAM, MA – February 8, 2005 – Repligen Corporation (NASDAQ: RGEN) announced today the amendment of its 1999 Supply Agreement with GE Healthcare governing the manufacture of GE Healthcare’s recombinant Protein A. The amendment extends the term of the agreement through 2010, expands the manufacturing to include an additional GE Healthcare protein and anticipates a mechanism for the manufacturing of future proteins. The protein separations business of GE Healthcare is a leader in the development, production and marketing of protein separations products, which are used in the manufacture of over 90 percent of all marketed biopharmaceutical drugs, including monoclonal antibodies.

“We are pleased to expand our partnership with GE Healthcare, the market leader in the production and marketing of process chromatography products,” stated Walter C. Herlihy, President and Chief Executive Officer of Repligen. “We anticipate continued robust growth in the monoclonal antibody market which will drive increased demand for products based on Protein A.”

“Repligen has demonstrated a solid performance as supplier over many years and complements GE Healthcare with valuable expertise,” stated Mats Grahn, Vice President, Product Management for Protein Separations at GE Healthcare.

About Repligen Corporation

Repligen Corporation is a biopharmaceutical company committed to being the leader in the development of novel therapeutics for profound neuropsychiatric disorders and autoimmune disease with particular emphasis on applications for children. Repligen has a Specialty Pharmaceuticals business comprised of rProtein A™ and SecreFlo™, the profits from which will be used to partially support the development of our proprietary products. Repligen’s corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be obtained from www.repligen.com.

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance and position, management’s strategy, plans and objectives for future operations, plans and objectives for product development, plans and objectives for present and future clinical trials and results of such trials, plans and objectives for regulatory approval, litigation, intellectual property, product development, manufacturing plans and performance such as the anticipated growth in the monoclonal antibody market and our other target markets and projected growth in product sales, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships, the market acceptance of our products, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of product revenues and profits, our ability to generate future revenues, our ability to raise additional capital to continue our drug development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited sales and manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in Repligen’s filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.